EXHIBIT 10.1

                                    AGREEMENT

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THIS AGREEMENT   is dated this 22nd day of December Two Thousand and Five


BETWEEN:

(1) PRAISE DIRECT HOLDINGS LIMITED, a company incorporated in the British Virgin Island and having its registered office at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (the "Vendor"); and

(2)       CHEN   YURONG   (holder  of  People's   Republic  of  China   Passport
          No.G04828303) of 102 Xidanyuan, 3 Xicangnong, Xiaoshan, Hangzhou, Zhejiang Province, China (the "Purchaser").


WHEREAS:

(A) Jointland is incorporated under the laws of the State of Florida in the United States of America, and is a company listed on the National Association of Securities Dealers' Over-The-Counter Bulletin Board in the United States of America (Stock Code: JLDV).

(B) The Vendor is as at the date hereof the registered and beneficial owner of the Sale Shares and has agreed to sell and the Purchaser has agreed to purchase from the Vendor the Sale Shares subject to and upon the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.         INTERPRETATION
           --------------

1.1 In this Agreement (including the Recitals, Schedules and Exhibits), unless the context otherwise requires, the following words and expressions shall have the following meanings ascribed to each of them below:

           "Completion"                          means  completion  of  the sale
                                                 and purchase of the Sale Shares
                                                 in  accordance with Clause 4 of
                                                 this Agreement;

           "Encumbrances"                        means  any  mortgage,   charge,
                                                 pledge,  lien,  (otherwise than
                                                 arising by statute or operation
                                                 of       law),        equities,
                                                 hypothecation      or     other
                                                 encumbrance,     priority    or
                                                 security   interest,   deferred
                                                 purchase,    title   retention,
                                                 leasing, sale-and-repurchase or
                                                 sale-and-leaseback  arrangement
                                                 whatsoever   over   or  in  any
                                                 property,  assets  or rights of
                                                 whatsoever  nature and includes


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                                                 any  agreement  for  any of the
                                                 same    and     reference    to
                                                 "Encumbrance"      shall     be
                                                 construed accordingly;

         "Jointland"                             means  Jointland   Development,
                                                 Inc.;

         "Transfer Agent"                        means  Mountain Share Transfer,
                                                 Inc.  of  1625  Abilene  Drive,
                                                 Broomfield,  CO  80020,  United
                                                 States of  America,  the  stock
                                                 transfer agent of Jointland;

         "Sale Shares" means 1,000,000 shares of common stock of Jointland representing approximately
                                                 50.5%  of  the   issued   share
                                                 capital of Jointland registered
                                                 in the name of and beneficially
                                                 owned  by the  Vendor  and  for
                                                 which  are  agreed to be bought
                                                 and  sold   pursuant   to  this
                                                 Agreement;

         "this Agreement"                        means  this  agreement  for the
                                                 sale and purchase of  the  Sale
                                                 Shares,  as  amended  from time
                                                 to time;

         "US$" means United States Dollars, the lawful currency of the Unit -ed States of America;

         "Warranties"                            has the meaning ascribed there-
                                                 to  in  Clause  5.1   and   the
                                                 expression  "Warranty" shall be
                                                 construed accordingly.

1.2 The headings of this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa; references to one gender shall include all genders and references to any person shall include an individual, firm, body corporate or unincorporated.

1.3 References in this Agreement to Clauses, Schedules and Exhibits are references to clauses of and schedules and exhibits to, this Agreement and references to sub-clauses and paragraphs are unless otherwise stated, references to sub-clauses and paragraphs of the Clause, sub-clause or, as appropriate, the Schedule or the Exhibit in which the reference appears.

1.4 Reference to any ordinance, regulation or other statutory provision or Stock Exchange rules in this Agreement includes reference to such ordinance, regulation, provision or rule as modified, consolidated or re-enacted from time to time.

1.5     The Schedules and the Recitals shall form part of this Agreement.

2.      SALE AND PURCHASE OF THE SALE SHARES
        ------------------------------------

2.1 Subject to and upon the terms and conditions of this Agreement, the Vendor shall sell as beneficial owner and the Purchaser shall purchase the Sale Shares with effect from Completion free from all Encumbrances together with all rights now or hereafter attaching thereto including but not limited to all dividends paid, declared or made in respect thereof on or after the date of Completion.


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3.         PURCHASE CONSIDERATION
           ----------------------

3.1 The consideration for the sale and purchase of the Sale Shares shall be the sum of US$1.00 which shall be payable by the Purchaser to the Vendor on Completion.

3.2 The Vendor hereby irrevocably confirms that the payment of US$1.00 to the Vendor in the manner set out in Clause 3.1 shall be in full and final satisfaction of the consideration for the sale and purchase of the Sale Shares.

4.         COMPLETION
           ----------

4.1 Completion of this Agreement shall take place after the execution of this Agreement by both the Vendor and the Purchaser at the offices of the Purchaser (or at other place as both the Vendor and the Purchaser may mutually agree) when all (but not part only) of the following businesses shall be transacted in respect of the sale and purchase of the Sale Shares.

4.2 At Completion the Vendor shall as soon as practicable deliver to the Transfer Agent, the original share certificate in respect of the Sale Shares and relevant stock power duly executed by the Vendor in readiness to effect the transfer of ownership of the Sale Shares to the Purchaser and other documents required to be delivered by the Vendor to the Transfer Agent for the purpose of the sale of the Sale Shares to the Purchaser including without limitation to such forms, endorsement, guarantees and assurance as the Transfer Agent may require in respect of the transfer of ownership of the Sale Shares hereunder for the issue by the Transfer Agent of the new share certificate in respect of 1,000,000 shares of the common stock of Jointland duly registered in the name of the Purchaser.

4.3 Against compliance and fulfillment of all acts and the requirements set out in Clause 4.2, the Purchaser shall pay to the Vendor the sum of US$1.00 as purchase consideration of the Sale Shares.

5.         WARRANTIES
           ----------

5.1 The Vendor hereby represents and warrants to the Purchaser (for itself and for the benefit of its successors and assignors) that the warranties set out below ("Warranties") are true and accurate in all respects as at the time of Completion:-

           (1) the Sale Shares are fully paid or credited as fully paid and are as at the date of this Agreement beneficially owned by the Vendor free from all Encumbrances and upon Completion, the legal and beneficial ownership of the Sale Shares will be vested in the Purchaser or, as the case may be, its nominees free from all Encumbrances together with all rights now or attaching thereto with effect from Completion; and

           (2) immediately following Completion, the Purchaser will become the sole shareholder of Jointland beneficially holding not less than 50.5% of the total issued share capital of Jointland.


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5.2     The Vendor  agrees to fully  indemnify  and keep the  Purchaser  and its assigns fully indemnified on demand and on a dollar-for-dollar basis from and against all losses, liabilities damages, costs and expenses (including legal expenses) which the Purchaser and its assigns may incur or sustain from or in consequence of any of the Warranties not being correct or fully complied with. This indemnity shall be without prejudice to any other rights and remedies of the Purchaser and its assigns in relation to any such breach of Warranties and all such rights and remedies are hereby expressly reserved.

5.3 The Vendor acknowledges that the Purchaser in entering into this Agreement is relying on such Warranties. The Warranties shall survive Completion, but the Vendor shall not be liable for any claim in respect of the Warranties and this Agreement unless the Vendor shall have received from the Purchaser written notice of such claim specifying in reasonable details the event or default to which the claim relates and the nature of the breach and (if capable of being quantified at that time) the amount claimed not later than the date falling on the expiry of 18 months from the date of Completion (the "Warranties Expiry Date").

5.4 Notwithstanding any provision herein, the liability of the Vendor in connection with the Warranties and this Agreement shall cease on the Warranties Expiry Date except in respect of the matters which have been the subject of a bona fide claim in writing notified to the Vendor in compliance with Clause 5.3 as before such date.

6.         FURTHER ASSURANCE
           -----------------

6.1 The Vendor shall execute, do and perform or procure to be executed, done and performed by other necessary parties all such further acts, agreements, assignments, assurances, deeds and documents as the Purchaser may require effectively to vest the registered and beneficial ownership of the Sale Shares in the Purchaser free from all Encumbrances and with all rights now and hereafter attaching thereto.

7.         CONFIDENTIALITY AND ANNOUNCEMENTS
           ---------------------------------

7.1 Each of the parties undertakes to the others that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of any of the others which may be within or may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

7.2 No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless an announcement is required pursuant to the applicable law and the regulations or the requirements of the relevant stock exchange or any other regulatory body or authority.


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8.         GENERAL
           -------

8.1 This Agreement constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes all previous agreements, arrangements, statements, understandings or transactions between the parties hereto in relation to the matters hereof and the parties acknowledge that no claim shall arise in respect of any agreement, arrangements, statements, undertakings or transactions so superseded.

8.2 Any variation to this Agreement shall be binding only if recorded in a document signed by all the parties hereto.

8.3 No party hereto may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

9.         NOTICES
           -------

9.1 Any notice, consent, claim, demand, document or other communication (collectively "Communication") required or permitted to be given or served under this Agreement may be given or served by facsimile or by leaving the same with or sending the same by registered post to the party to or on which the same is to be given or served at the address stated below or to the registered office of that party or at such other address as that party shall specify by written notice given to the other party:-

           If to the Vendor:
           ----------------
           Address:   Room 1203-8, 12th Floor, Hang Seng Building, No.77 Des
                Voeux Road, Central, Hong Kong
           Fax Number: (852) 2824-0001

           If to the Purchaser:
           -------------------
           Address:   #337 Xiaoshao Road, Xiaoshau, Zhejiang Province, People's
                Republic of China
           Fax Number: (86) 571-8272-7297

9.2 Any Communication given or served by facsimile shall be deemed to be in writing and to have been given or served on the date of despatch of the same and in proving that any such Communication was so given or served it shall be necessary only to prove the correct despatch of such facsimile.

10.        GOVERNING LAW AND JURISDICTION
           ------------------------------

10.1 This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

10.2 The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

           IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.


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THE VENDOR

SIGNED by  Mr. Xu Kexi, its sole              )
director for and on behalf of Praise          )
Direct Holdings Limited in the                )
presence of:-                                 )










THE PURCHASER

SIGNED by  Ms. Chen Yurong                    )
(holder of PRC Passport                       )
No.G04828303) in the presence of:-            )

















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